EXHIBIT 24

                      POWER OF ATTORNEY

     We the undersigned, directors and officers of Union Texas Petroleum Holdings, Inc. (the "Company"), do hereby severally constitute and appoint Terry G. Dallas and Mark E. Nicholls and both or either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments or supplements to this Registration Statement and any Registration Statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and both or either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and both of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Signature                 Title                    Date
        ---------                 -----                    ----

 /s/ MICHAEL E. WILEY
_______________________    Chairman of the Board,    September 22, 1998
   Michael E. Wiley        Chief Executive Officer
 (Principal executive      and Director
       officer)


  /s/ MARK E. NICHOLLS
_______________________    Senior Vice President,    September 22, 1998
    Mark E. Nicholls       Chief Financial Officer
 (Principal financial      and Controller
 officer and Principal
  accounting officer)


 /s/ MARIE L. KNOWLES
_______________________    Director                  September 22, 1998
    Marie L. Knowles


/s/ DONALD R. VOELTE, JR.
_______________________    Director                  September 22, 1998
 Donald R. Voelte, Jr.


/s/ WILLIAM E. WADE, JR.
_______________________    Director                  September 22, 1998
  William E. Wade, Jr.